EXHIBIT 10.37

                     CANCELLATION OF SUBSCRIPTION AGREEMENT
                     --------------------------------------

     This Cancellation of Subscription Agreement is made this 20th day of March 2003, by and between Ratner & Prestia, P.C. (Ratner), a Pennsylvania professional corporation, and USA Technologies, Inc.(USA), a Pennsylvania corporation. Ratner and USA entered into a Subscription Agreement (Subscription Agreement) dated October 25, 2002, whereby Ratner subscribed for 400,000 shares of Common Stock of USA (the Common Stock) with the understanding that Ratner would sell the Common Stock and apply the sale proceeds towards professional fees due to Ratner by USA. Ratner and USA each agree to cancel the Subscription Agreement and the Subscription Agreement shall be void and have no further effect whatsoever.

     IN WITNESS WHEREOF, the parties have signed this Cancellation of Subscription Agreement on the day and year first above written.

     Ratner & Prestia, P.C.

                                     /s/  Paul Prestia
Witness: __________________     By:________________________
                                   Paul Prestia, President


     USA Technologies, Inc.

                                    /s/  George R. Jensen, Jr.
Witness:___________________     By:_________________________
                                   George R. Jensen, Jr.,
                                   Chief Executive Officer